Exhibit 1.1
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                               APHTON CORPORATION

          1,520,000 Shares of Common Stock, $0.001 par value per share

                           PLACEMENT AGENCY AGREEMENT

                                                                December 3, 2002

Life Science Group, Inc.
One Lafayette Place
Greenwich, Connecticut 06870

Dear Sir or Madam:

     Aphton Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell 1,520,000 shares (the "Shares") of common stock, par value $0.001 per share (the "Common Stock"), to certain investors (collectively, the "Investors"). The Company desires to engage you as its placement agent (the "Placement Agent") in connection with such issuance and sale. The Shares are described more fully in the Registration Statement (as hereinafter defined).

     The Company hereby confirms as follows its agreements with the Placement Agent.

     1. Agreement to Act as Placement Agent. On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Placement Agent agrees to act as the Company's exclusive placement agent in connection with the issuance and sale, on a best efforts basis, by the Company of the Shares to the Investors. Upon the occurrence of the Closing (as hereinafter defined), the Company shall pay to the Placement Agent 6% of the proceeds received by the Company from the sale of the Shares as set forth on the cover page of the Prospectus (as hereinafter defined).

     2. Delivery and Payment. Concurrently with the execution and delivery of this Agreement, the Company, the Placement Agent, and JPMorgan Chase Bank, as escrow agent (the "Escrow Agent"), shall enter into an Escrow Agreement substantially in the form of Exhibit A attached hereto (the "Escrow Agreement"), pursuant to which an escrow account will be established, at the Company's expense, for the benefit of the Company and the Investors (the "Escrow Account"). Prior to the Closing Date (as hereinafter defined), (i) each of the Investors will deposit in the Escrow Account an amount equal to the price per Share as shown on the cover page of the Prospectus as hereinafter defined multiplied by the number of Shares to be purchased by such Investor, and (ii) the Escrow Agent will notify the Company and the Placement Agent in writing whether the Investors have deposited in the Escrow Account funds in the amount equal to the proceeds of the sale of all of the Shares offered hereby (the "Requisite Funds"). At 10:00 a.m., New York City time, on December 6, 2002 or at such other time on such other date as may be agreed upon by the Company and the Placement Agent but in no event prior to the date on which the Escrow Agent shall have received all of the Requisite Funds (such date is hereinafter referred to as the "Closing Date"), the Escrow Agent will disburse the Requisite Funds from the Escrow Account to the Company and the Placement Agent as provided in the Escrow Agreement and the

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Company shall deliver the Shares to the Investors, which delivery may be made through the facilities of the Depository Trust Company. The closing of the sale of the Shares to the Investors (the "Closing") shall take place at the office of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038. All actions taken at the Closing shall be deemed to have occurred simultaneously.

     Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Placement Agent shall request by written notice to the Company.

     3. Representations and Warranties of the Company. The Company represents and warrants to the Placement Agent that:

     (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a "shelf" registration statement on Form S-3 (Registration No. 333-92058), which has become effective, relating to the Common Stock, under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Commission promulgated thereunder. The registration statement, as amended at the time it became effective, including the exhibits and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or 434(d) under the Act, is hereinafter referred to as the "Registration Statement." No stop order suspending the effectiveness of the Registration Statement has been issued and, to the Company's knowledge, no proceeding for that purpose has been initiated or threatened by the Commission. The Company, if required by the Rules and Regulations of the Commission, proposes to file the Prospectus (as defined below) with the Commission pursuant to Rule 424(b) of the Rules and Regulations. The Prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, or, if the Prospectus is not to be filed with the Commission pursuant to Rule 424(b), the Prospectus in the form included as part of the Registration Statement at the time the Registration Statement became effective, is hereinafter referred to as the "Prospectus," except that if any revised prospectus or prospectus supplement shall be provided to the Placement Agent by the Company for use in connection with the offering and sale of the Shares which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term "Prospectus" shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Placement Agent for such use. Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Act is hereafter called a "Preliminary Prospectus." Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "xchange Act") on or before the last to occur of the effective date of the Registration Statement, the date of the Preliminary Prospectus, or the date of the Prospectus, and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the effective date of the Registration Statement, the

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date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference and (ii) any such document so filed.

     (b) When the Registration Statement became effective, upon the filing or first delivery to the Investors of the Prospectus, as of the date hereof, and at the Closing Date, the Registration Statement (and any post-effective amendment thereto) and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement to the Registration Statement or the Prospectus) contained and will contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, complied and will comply in all material respects with the Act and the Rules and Regulations, and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances under which they were made, in the case of the Prospectus) not misleading, each Preliminary Prospectus, as of the date filed with the Commission, did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that no representation or warranty is made in this
Section 3(b) with respect to statements or omissions made in reliance upon and in conformity with written information furnished to the Company expressly for inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, as stated in Section 7(a) hereof. The Company has not distributed any offering material in connection with the offering and sale of the Shares, other than the Registration Statement, the Preliminary Prospectus and the Prospectus.

     (c) As of the date of this Agreement, the Company has, and at the Closing Date will have, an authorized capitalization as set forth in the Registration Statement and the Prospectus; all of the issued and outstanding shares of capital stock of the Company, including the Common Stock, have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all applicable laws (including, but not limited to, federal and state securities laws) and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.

     (d) Except as disclosed in the Registration Statement, each of the Company and each subsidiary of the Company set forth on Schedule I hereto (each a "Subsidiary" and, collectively, the "Subsidiaries") is, and at the Closing Date will be, duly incorporated and is, and at the Closing Date will be, validly existing as a corporation and is, and at the Closing Date will be, in good standing under the laws of its respective jurisdiction of incorporation with all requisite corporate power and authority to own, lease and operate its respective properties and to conduct its respective business as conducted and as proposed to be conducted as described in the Registration Statement and Prospectus.

     (e) Each of the Company and the Subsidiaries is, and at the Closing Date will be, duly qualified or registered to do business as a foreign corporation in good standing in each jurisdiction in which it conducts its respective business as conducted, and as proposed to be conducted as described in the Registration Statement and Prospectus, where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify, individually or in the aggregate, would not have a material adverse

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effect on the business, prospects, properties, financial condition or results of operation of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect").

     (f) The Company has no significant subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Act) other than the Subsidiaries; other than the Subsidiaries the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity.

     (g) Complete and correct copies of the certificates of incorporation and of the bylaws of the Company and the Subsidiaries and all amendments thereto have been delivered to you or included in the Registration Statement, and except as set forth in the Registration Statement no changes therein will be prior to the Closing Date.

     (h) Except as disclosed in the Registration Statement, all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company subject to no security interest, other encumbrance or adverse claims; no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

     (i) Except as disclosed in the Registration Statement, the Company and each of the Subsidiaries are, and at the Closing Date will be, in compliance in all material respects with all applicable laws, orders, rules, regulations, directives, decrees and judgments.

     (j) Except as disclosed in the Registration Statement and prior to Closing, neither the Company nor any of the Subsidiaries is, or will be, in breach of, or in default (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), under (a) its respective certificate of incorporation, charter or by-laws or (b) in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties is bound, except in the case of clause (b), for such breaches or defaults as would not reasonably be expected to have a Material Adverse Effect.

     (k) The execution, delivery and performance of this Agreement and the Escrow Agreement (together, the "Transaction Documents"), the issuance and sale of the Shares and the consummation of the transactions contemplated by the Transaction Documents will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under) (i) any provision of the certificate of incorporation, charter or by-laws of the Company or any of the Subsidiaries, (ii) any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or
(iii) any federal, state, local or foreign

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law, regulation or rule or any decree, judgment or order applicable to the
Company or any of the Subsidiaries, except in the case of clause (ii) for such conflicts, breaches, or defaults, individually or in the aggregate, that would not reasonably be expected to have a Material Adverse Effect.

     (l) The Company has full legal right, power and authority to enter into and perform the Transaction Documents and to consummate the transactions contemplated in the Transaction Documents; each Transaction Document has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except (i) as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations.

     (m) The capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus.

     (n) The issuance and sale of the Shares has been duly authorized by the Company; when issued and delivered against payment therefor as provided in this Agreement, the Shares will be validly issued, fully paid and non-assessable and the issuance of the Shares will not be subject to any preemptive or similar rights; except as disclosed in the Registration Statement, no person or entity holds a right to require or participate in the registration under the Act of the Shares pursuant to the Registration Statement; no person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company.

     (o) Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company or its Subsidiaries and any person or entity granting such person or entity the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any securities or shares of capital stock of the Company upon the issuance and sale of the Shares, or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, nor does any person have preemptive rights, co-sale rights, rights of first refusal or other rights to purchase any of the Shares other than those that have been expressly waived before the date hereof.

     (p) The form of certificates evidencing the Shares (to the extent such Shares are certificated) complies with all applicable legal requirements and, in all material respects, with all applicable requirements of the certificate of incorporation, charter and bylaws of the Company and the requirements of the NASD.

     (q) No approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with (i) the execution, delivery and performance by the Company of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents or (ii) the sale and delivery of the Shares, other than (x) such as have been obtained, or will have been obtained at the time of purchase under the Act or the Exchange Act,
(y) such approvals as have been obtained in connection with the approval of the listing of the Shares on the Nasdaq National Market System ("NNMS") and (z) any necessary qualification under the

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securities or blue sky laws of the various jurisdictions in which the Shares are being distributed by the Placement Agent.

     (r) Ernst & Young LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is filed with the Commission as part of the Registration Statement and Prospectus, are and were during the periods covered by their reports independent public accountants as required by the Act.

     (s) Each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business, unless the failure to possess such licenses, authorizations, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, in default under or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which could reasonably be expected to have a Material Adverse Effect.

     (t) The Prospectus in paper format delivered to the Placement Agent for use in connection with this offering will be identical in all material respects to the version of the Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

     (u) All legal or governmental proceedings, contracts, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required.

     (v) Except as disclosed in the Registration Statement, there are no legal or governmental proceedings pending or threatened to which the Company or any of the Subsidiaries or any of their respective officers is a party or of which any of their respective properties is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, which, if determined adversely to the Company or any of its Subsidiaries, could result in a judgment, decree or order which could reasonably be expected to have a Material Adverse Effect or prevent consummation of the transactions contemplated hereby.

     (w) The consolidated financial statements of the Company and the Subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules included or incorporated

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by reference in the Registration Statement and the Prospectus fairly present in all material respects the information required to be shown therein; no other financial statements or schedules are required by Form S-3 or otherwise to be included or incorporated by reference in the Registration Statement or Prospectus.

     (x) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, prospects, properties or assets described or referred to in the Registration Statement and the Prospectus, or the results of operations, condition (financial or otherwise), business or operations of the Company and the Subsidiaries, whether or not arising in the ordinary course of business, (ii) any transaction which is material to the Company or the Subsidiaries, planned or entered into by the Company or any of the Subsidiaries,
(iii) any obligation, direct or contingent, which is material to the Company and the Subsidiaries, incurred by the Company or the Subsidiaries, except obligations incurred in the ordinary course of business, (iv) any change in the capital stock or outstanding indebtedness of the Company or the Subsidiaries, or
(v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company. Neither the Company nor the Subsidiaries has any material contingent obligation which is not disclosed in the Registration Statement and the Prospectus.

     (y) The Company has filed in a timely manner all reports required to be filed pursuant to Sections 13, 14, 15(d) of the Exchange Act during the preceding twelve calendar months and if during such period the Company has relied on Rule 12b-25(b) under the Exchange Act ("Rule 12b-25(b)") with respect to a report or a portion of a report, that report or portion of a report has actually been filed within the time period prescribed by Rule 12b-25(b).

     (z) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

     (aa) Except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options.

     (bb) Each of the Company, the Subsidiaries, and each of their respective officers, directors and controlling persons has not taken, and will not take, directly or indirectly, any

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action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

     (cc) The Company (i) is not required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act or the rules and regulations thereunder, and (ii) directly, or indirectly through one or more intermediaries, does not control any member firm of the NASD.

     (dd) The Company has not relied upon the Placement Agent or legal counsel for the Placement Agent for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

     (ee) Any certificate signed by any officer of the Company or any Subsidiary delivered to the Placement Agent or to counsel for the Placement Agent pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Placement Agent as to the matters covered thereby.

     (ff) To the Company's knowledge, all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

     (gg) No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries, on the other hand, which is required by the Act to be described in the Registration Statement and the Prospectus that is not so described.

     (hh) With such exceptions as could not reasonably be expected to have a Material Adverse Effect, the Company and the Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary.

     (ii) The Company and the Subsidiaries have ownership or license or legal right to use all material patent, copyright, trade secret and trademark rights known by it to be necessary to the conduct of the business of the Company and the Subsidiaries as now conducted (collectively, "Intellectual Property") other than Intellectual Property generally available on commercial terms from other sources.

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     (jj) All material licenses or other material agreements under which (i) the
Company and the Subsidiaries are granted rights in Intellectual Property, other than Intellectual Property generally available on commercial terms from other sources, and (ii) the Company or any Subsidiary has granted rights to others in Intellectual Property owned or licensed by the Company or the Subsidiaries, are in full force and effect and there is no material default by the Company or any Subsidiary or, to the Company's knowledge, any other party thereto.

     (kk) Each of the Company and the Subsidiaries have taken all reasonable steps required in accordance with sound business practice and business judgment to establish and preserve its ownership of all material copyright, trade secret and other proprietary rights with respect to its products and technology.

     (ll) To the Company's knowledge, after due inquiry, the present business, activities and products of the Company and the Subsidiaries do not infringe any Intellectual Property of any other person, except where such infringement would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as described in documents filed with the Commission, to the Company's knowledge, no proceeding charging the Company or any Subsidiary with infringement of any adversely held Intellectual Property has been filed; the Company and the Subsidiaries are not making unauthorized use of any confidential information or trade secrets obtained by the Company or its Subsidiaries from any other person; the activities of each of the Company or the Subsidiaries or any of its employees on behalf of the Company or any Subsidiary do not violate any agreements or arrangements known to the Company or any Subsidiary which any such employees have with other persons, if any.

     (mm) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (nn) Each of the Company and the Subsidiaries have filed on a timely basis all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which if, determined adversely to any such entity, could have a Material Adverse Effect; all tax liabilities are adequately provided for on the respective books of such entities.

     (oo) Neither the Company nor any of the Subsidiaries nor, to the best of the Company's knowledge, any agent, officer or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person

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charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, or (iii) received or retained any funds in violation of law or of a character required to be disclosed in the Prospectus.

     (pp) In connection with this offering, the Company has not offered and will not offer shares of its Common Stock or any other securities convertible into or exchangeable or exercisable for shares of Common Stock in a manner in violation of the Act; the Company has not distributed and will not distribute any offering material in connection with the offer and sale of the Shares, other than the Prospectus, Registration Statement and other materials permitted by the Act.

     (qq) The Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated.

     4. Further Agreements of the Company. The Company covenants and agrees with the Placement Agent that:

     (a) The Registration Statement has become effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide a copy of such filing to the Placement Agent promptly following such filing.

     (b) The Company will not, during such period as the Prospectus would be required by law to be delivered in connection with sales of the Shares by an underwriter or dealer in connection with the offering contemplated by this Agreement, file any amendment or supplement to the Registration Statement or the Prospectus, except as required by law, unless a copy thereof shall first have been submitted to the Placement Agent within a reasonable period of time prior to the filing thereof and the Placement Agent shall not have reasonably objected thereto in good faith.

     (c) The Company will notify the Placement Agent promptly, and will, if requested, confirm such notification in writing, (1) when any post-effective amendment to the Registration Statement becomes effective, but only during the period mentioned in Section 4(b); (2) of any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or for additional information, but only during the period mentioned in Section 4(b); (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, but only during the period mentioned in Section 4(b); (4) of becoming aware of the occurrence of any event during the period mentioned in Section 4(b) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and (5) of receipt by the Company of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement in connection with the offering contemplated hereby, the Company will make every reasonable effort to obtain the withdrawal of any such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement, pursuant to Rule 430A, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Placement Agent promptly of all such filings.

     (d) If, at any time when a Prospectus relating to the Shares is required to be delivered under the Act, the Company becomes aware of the occurrence of any event as a result of which the Prospectus, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Placement Agent, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Placement Agent, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or counsel to the Placement Agent, at any time to amend or supplement the Prospectus or the Registration Statement to comply with the Act or the Rules and Regulations, the Company will promptly notify the Placement Agent and, subject to Section 4(b) hereof, will promptly prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will deliver to the Placement Agent, without charge, such number of copies thereof as the Placement Agent may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Placement Agent, and the Placement Agent agrees to provide to each Investor, prior to the Closing, a copy of the Prospectus and any amendments or supplements thereto.

     (e) The Company will furnish to the Placement Agent and its counsel, without charge in New York City (i) one copy of the Registration Statement, including financial statements and schedules, and all exhibits thereto and (ii) so long as a prospectus relating to the Shares is required to be delivered under the Act, as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Placement Agent may reasonably request.

     (f) The Company will comply with all the undertakings contained in the Registration Statement.

     (g) Prior to the sale of the Shares to the Investors, the Company will cooperate with the Placement Agent and its counsel in connection with the registration or qualification of the Shares for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Placement Agent may reasonably request; provided, that in no event shall the Company be obligated to
(i) qualify to do business in any jurisdiction where it is not now so qualified,
(ii) take any action which would subject it to general service of process in any jurisdiction where it is not now so subject, (iii) become a dealer of securities or (iv) become subject to taxation in any jurisdiction where it is not now so subject.

     (h) The Company will apply the net proceeds from the offering and sale of the Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds."

     (i) The Company will use its reasonable best efforts to ensure that the Shares are listed on the NNMS at the time of the Closing.

     (j) For a period of one year from the Closing Date, the Company will furnish to the Placement Agent, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, other than any such reports or communications filed with the Commission pursuant to the Commission's EDGAR system.

     5. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement (including each pre- and post-effective amendment thereto) and exhibits thereto, each Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, (2) the preparation and delivery of certificates representing the Shares, (3) furnishing (including costs of shipping and mailing) such copies of the Registration Statement (including all pre- and post-effective amendments thereto), the Prospectus and any Preliminary Prospectus, and all amendments and supplements to the Prospectus, as may be requested for use in connection with the direct placement of the Shares, (4)the listing of the Common Stock on the NNMS, (5)the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(g), including the reasonable fees, disbursements and other charges of counsel to the Placement Agent in connection therewith and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda,
(6) fees, disbursements and other charges of counsel to the Company, (7) fees and disbursements of the Accountants incurred in delivering the letter(s) described in 6(g) of this Agreement and (8) the fees of the Escrow Agent. The Company shall reimburse the Placement Agent, upon request, for all reasonable out-of-pocket costs and expenses, including the fees and disbursements of its counsel.

     6. Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent hereunder are subject to the following conditions:

     (a) (i) No stop order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission),
(ii) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iii)after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Placement Agent and the Placement Agent did not reasonably object thereto in good faith.

     (b) Since the respective dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), (i) there shall not have been a Material Adverse Change whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement (exclusive of any amendment thereof) or the Prospectus (exclusive of any supplement thereto), and (ii)the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement (exclusive of any amendment thereof) or the Prospectus (exclusive of any supplement thereto), if in the judgment of the Placement Agent any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares to Investors at the public offering price.

     (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which litigation or proceeding is reasonably expected by management to have a Material Adverse Effect.

     (d) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

     (e) The Company shall furnish you at the time of purchase an opinion of White & Case LLP, counsel for the Company, addressed to the Placement Agent and dated the Closing Date, in the form of Exhibit F hereto, with only such departures from such form as counsel for the Placement Agent shall have approved.

     (f) The Company shall furnish you at the time of purchase an intellectual property opinion of White & Case LLP, addressed to the Placement Agent and dated the Closing Date, in the form of Exhibit G hereto, with only such departures from such form as counsel for the Placement Agent shall have approved.

     (g) At the Closing Date, Ernst & Young LLP shall have furnished to the Placement Agent a letter, dated the date of its delivery, addressed to the Placement Agent and in form and substance reasonably satisfactory to the Placement Agent, containing statements and information of the type customarily included in accountants' "comfort letter" to underwriters.

     (h) At the Closing Date, there shall be furnished to the Placement Agent a certificate, dated the date of its delivery, signed by the President and Chief Executive Officer or a Senior Vice President and the principal financial or accounting officer of the Company, each in his capacity as such, in form and substance reasonably satisfactory to the Placement Agent to the effect that each signer has carefully examined the Registration Statement and the Prospectus and that to each of such person's knowledge:

          (i) (A) As of the date of such certificate, (x) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect.

          (ii) Each of the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as if such representations and warranties were made on the Closing Date.

          (iii) Each of the covenants and agreements required in this Agreement to be performed by the Company on or prior to the Closing Date and each condition required herein to be fulfilled or complied with by the Company on or prior to the Closing Date has been duly performed, fulfilled or complied with in all material respects.

          (iv) No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

          (v) Subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company, except as set forth in or contemplated by the Prospectus.

     (i) The Shares shall be qualified for sale in such states as the Placement Agent may reasonably request and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to taxation or general service of process in any jurisdiction where it is not now so subject.

     (j) The Company shall have furnished or caused to be furnished to the Placement Agent such certificates, in addition to those specifically mentioned herein, as the Placement Agent may have reasonably requested as to the accuracy and completeness, in all material respects, at the Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy, in all material respects, at the Closing Date of the representations and warranties of the Company, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Placement Agent.

     7.   Indemnification and Contribution.

     (a) The Company agrees to indemnify, defend and hold harmless the Placement Agent, its partners, directors and officers, and any person who controls such Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Placement Agent or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Placement Agent to the Company expressly for use with reference to the Placement in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

     If any action, suit or proceeding (together, a "Proceeding") is brought against the Placement Agent or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, the Placement Agent or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to the Placement Agent or any such person or otherwise. The Placement Agent or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Placement Agent or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded based on advice of counsel that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the reasonable expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless the Placement Agent and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

     (b) The Placement Agent agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Placement Agent to the Company expressly for use with reference to the Placement Agent in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

     If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against the Placement Agent pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Placement Agent in writing of the institution of such Proceeding and the Placement Agent shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Placement Agent shall not relieve the Placement Agent from any liability which the Placement Agent may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Placement Agent in connection with the defense of such Proceeding or the Placement Agent shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to the Placement Agent (in which case the Placement Agent shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Placement Agent may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Placement Agent), in any of which events such reasonable fees and expenses shall be borne by the Placement Agent and paid as incurred (it being understood, however, that the Placement Agent shall not be liable for the reasonable expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Placement Agent shall be liable for any settlement of any such Proceeding effected without the written consent of the Placement Agent but if settled with the written consent of the Placement Agent, the Placement Agent agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

     (c) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsections (a) and (b) of this Section 7 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Placement Agent on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agent on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company from the sale of the Shares and the total fee received by the Placement Agent in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company on the one hand and of the Placement Agent on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Placement Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

     (d) The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 7, in no event shall the Placement Agent be required to contribute any amount in excess of the fee received by it with respect to the offering exceeds the amount of any damage which the Placement Agent has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The indemnity and contribution agreements contained in this Section 7 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Placement Agent, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and the Placement Agent agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company's officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

     8.   Termination.

     (a) The obligations of the Placement Agent under this Agreement may be terminated, in the absolute discretion of the Placement Agent, at any time prior to the Closing Date, by notice to the Company from the Placement Agent, without liability on the part of the Placement Agent to the Company if, prior to delivery and payment for the Shares, (i) trading generally shall have been suspended or materially limited on or by any of the NNMS, the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or
(iv) there shall have occurred any outbreak or escalation of hostilities within or outside the United States, that, in the judgment of the Placement Agent, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement and Prospectus.

     (b) The obligations of the parties under this Agreement shall be automatically terminated in the event that notice is given by the Placement Agent to the Escrow Agent prior to the close of business on the date scheduled for receipt of the Requisite Funds, that the Requisite Funds have not been deposited by the Investors into the Escrow Account by the close of business on the Closing Date.

     (c) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to Section 8(b) and other than a termination of the Placement Agent's Engagement pursuant to Section 8(a)), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Placement Agent set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Placement Agent, reimburse you for all reasonable out-of-pocket expenses incurred in connection herewith.

     9. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 80 S.W. 8th Street, Miami, Florida 33130 Attention: Philip C. Gevas (facsimile:
305-374-7615), with copy to White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, Attention: Jonathan E. Kahn, Esq. (facsimile:
212-354-8113), or (b) if to the Placement Agent, at the office of Life Science Group, Inc., One Lafayette Place, Greenwich, Connecticut 06870 Attention: David DeWahl (facsimile: 203-422-0601), with a copy to Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York, 10038, Attention: Anna T. Pinedo, Esq. (facsimile: 212-806-6006). Any such notice shall be effective only upon receipt. Any notice under Section 7 may be made by facsimile or telephone, but if so made shall be subsequently confirmed in writing.

     10. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and the Placement Agent set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of
(i) any investigation made by or on behalf of the Company, any of its officers or directors, the Placement Agent or any controlling person referred to in
Section 7 hereof and (ii) delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections5, 7 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

     11. Successors. This Agreement shall inure to the benefit of and shall be binding upon the Placement Agent, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnification and contribution
                                      -19-
contained in Sections 7(a) and (c) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Placement Agent and any person or persons who control the Placement Agent within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnification and contribution contained in Sections 7(b) and (c) of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Shares shall be deemed to be a successor Investor by reason merely of such purchase.

     12. Applicable Law. The validity and interpretations of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

     13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     14. Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto as to the matters covered hereby and supersedes all prior understandings, written or oral, relating to such subject matter.

     Please confirm that the foregoing correctly sets forth the agreement between the Company and the Placement Agent.

                                   Very truly yours,

                                   APHTON CORPORATION

                                   By:   /s/ Philip C. Gevas
                                     -----------------------------------
                                     Name:    Philip C. Gevas
                                     Title:   President and Chief
                                              Executive Officer


Confirmed as of the date first
above mentioned:

LIFE SCIENCE GROUP, INC.

By:     /s/ James Fiore
   --------------------------------
   Name:      James Fiore
   Title:     President

                                   SCHEDULE I
                           Subsidiaries of the Company
                           ---------------------------

                            Aphton (BVI) Corporation

                                   EXHIBIT A

                                ESCROW AGREEMENT

     ESCROW AGREEMENT, dated as of December 3, 2002, by and among Aphton Corporation, a Delaware corporation (the "Company"), Life Science Group, Inc. (the "Placement Agent"), and JPMorgan Chase Bank, a national banking institution incorporated under the laws of the United States of America (the "Escrow Agent").

     WHEREAS, the Company proposes to sell an aggregate of 1,520,000 shares of its common stock, par value $0.001 per share (the "Shares"), for an aggregate of $3,610,000, all as described in the Company's prospectus supplement dated December 3, 2002 to its prospectus dated July 17, 2002, which forms a part of a registration statement on Form S-3 (Registration No. 333-92058) (which, together with all amendments or supplements thereto is referred to herein as the "Registration Statement");

     WHEREAS, the Shares are being offered by the Company to investors (the "Investors") whom the Placement Agent has introduced to the Company, pursuant to registration under the Securities Act of 1933, as amended, and pursuant to registration or exemptions from registration under state securities laws;

     WHEREAS, the Placement Agent proposes to receive subscriptions from such Investors for the total number of Shares being offered;

     WHEREAS, with respect to all subscription payments received from subscribers (the "Subscription Payments"), the parties propose to establish an escrow account with the Escrow Agent at the office of its Escrow Administration, JPMorgan Chase Bank, Institutional Trust Services, 4 New York Plaza, 15th Floor, New York, New York 10004, Attention: Trust Financial Management Group;

     WHEREAS, the offering of the Shares will terminate on December 6, 2002 (the "Closing Date") and, if Subscription Payments for the total number of Shares being offered have not been received by the Company on or before the Closing Date, no Shares will be sold and all Subscription Payments made by Investors will be refunded by the Escrow Agent; and

     WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which the escrow account will be established and maintained.

         NOW THEREFORE, it is agreed as follows:

     1. Establishment of Escrow. The Escrow Agent hereby agrees to establish a non-interest-bearing trust account pursuant to Rule 15c2-4 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Escrow Account"), for the deposit with the Escrow Agent of the Subscription Payments and to receive and disburse the proceeds from such Subscription Payments in accordance with the terms and conditions of this Escrow Agreement.

     2. Deposit of Escrowed Property. The Placement Agent, on behalf of the subscribers for the Shares, shall from time to time, but in no event later than 12:00 p.m., Eastern Daylight Time, on the first business day ("business day" is defined for purposes of this Escrow Agreement as any day which is not a Saturday, Sunday or a day on which banks or trust companies in the City and State of New York are authorized or obligated by law, regulation or executive order to remain closed) following the date of receipt by the Placement Agent, cause to be wired to, or cause the subscribers for the Shares to wire to, the Escrow Agent funds evidencing the Subscription Payments delivered in payment for the Shares (the "Escrowed Property").

     3. Investment of Escrowed Property. The Escrow Agent on or before 12:00 p.m., Eastern Daylight Time, on the second business day succeeding (unless such deposit is made in federal or other immediately available or "same day" funds, in which case, by 12:00 p.m., Eastern Daylight Time, on the business day next succeeding) the credit of any Subscription Payments to the Escrow Account pursuant to Section 2 hereof and until release of such proceeds in accordance with the terms hereof, shall deposit such Subscription Payments in the non-interest bearing Escrow Account.

     4. List of Subscribers. The Placement Agent shall furnish or cause to be furnished to the Escrow Agent and the Company, at the time of each deposit of funds pursuant to Section2 hereof, a list, substantially in the form of ExhibitA hereto, containing the name of, the address of, the number of Shares subscribed for by, the Subscription Payment delivered to the Escrow Agent on behalf of, and the social security or certified taxpayer identification number, if applicable, of each subscriber whose funds are being deposited, and to which is attached a completed Form W-9 (or, in the case of any subscriber who is not a United States citizen or resident, a Form W-8) for each listed subscriber (the "Subscriber List"). The Escrow Agent shall notify the Placement Agent and the Company of any discrepancy between the amount of the Subscription Payment set forth on the Subscriber List delivered pursuant to this Section 4 and the amount of any Subscription Payment received by the Escrow Agent. The Escrow Agent is authorized to revise the Subscriber List to reflect the actual amount of Subscription Payment received and the release of any Subscription Payment pursuant to Section 5 hereof.

     5. Withdrawal of Subscription Amounts. (a) If the Escrow Agent shall receive a (i) written notice, substantially in the form of ExhibitB hereto (an "Offering Termination Notice"), from the Company; or (ii) a final and non-appealable order of a court of competent jurisdiction, a copy of which is delivered to the Escrow Agent by either the Company or the Placement Agent, that instructs the Escrow Agent as to the disbursement of the Escrowed Property, the Escrow Agent shall promptly after receipt of such Offering Termination Notice or court order, and in no event more than five business days thereafter, liquidate any investments that shall have been made pursuant to Section 3 hereof and send to each subscriber listed on the Subscriber List held by the Escrow Agent pursuant to Section 4 hereof whose total subscription amount shall not have been released pursuant to paragraph(b) or (c) of this Section5, in the manner set forth in paragraph(e) of this Section5, a check to the order of such subscriber in the amount attributable to such subscriber of the remaining Subscription Payment held by the Escrow Agent as set forth on such Subscriber List held by the Escrow Agent.

     (b) In the event that (i)the Shares have been subscribed for and funds in respect thereof shall have been deposited with the Escrow Agent on or before the Closing Date and (ii)no Offering Termination Notice or final and non-appealable court order as set forth in paragraph (a) above shall have been delivered to the Escrow Agent, the Company and the Placement Agent, shall deliver to the Escrow Agent a joint notice, substantially in the form of ExhibitC hereto (a "Closing Notice"), designating the date on which Shares are to be sold and delivered to the subscribers thereof as the "Closing Date", the proceeds of which are to be distributed on such Closing Date, and identifying the subscribers and the number of Shares to be sold to each thereof on such Closing Date. Such Closing Notice, unless one of the parties objects, shall be delivered not less than one nor more than three business days prior to such Closing Date. The Escrow Agent, after receipt of such Closing Notice and the clearance of such checks:

          (i) on or prior to the Closing Date identified in such Closing Notice, shall liquidate any investments that shall have been made pursuant to Section 3 to the extent of the Subscription Payments to be distributed pursuant to the immediately succeeding clause (ii); and

          (ii) on such Closing Date, pay to the Company and the Placement Agent, in federal or other immediately available funds and otherwise in the manner and amount specified by the Company and the Placement Agent in such Closing Notice, an amount equal to the aggregate of the Subscription Payments paid by the subscribers identified in such Closing Notice for the Shares to be sold on such Closing Date as set forth on the list held by the Escrow Agent pursuant to
Section 4 hereof.

     (c) If at any time and from time to time prior to the release from escrow of any subscriber's total subscription amount pursuant to paragraph (a) or (b) of this Section 5, the Company shall deliver to the Escrow Agent a notice, substantially in the form of ExhibitD hereto (a "Subscription Termination Notice"), to the effect that any or all of the subscriptions of such subscriber have been rejected by the Company (a "Rejected Subscription"), the Escrow Agent promptly after receipt of such Subscription Termination Notice shall liquidate, to the extent of the sum of such subscriber's Rejected Subscription amount as set forth in the Subscription Termination Notice, any investments that shall have been made pursuant to Section 3 hereof and send to such subscriber, in the manner set forth in paragraph (e) of this

Section 5, a check to the order of such subscriber in the amount of such Rejected Subscription amount.

     (d) For the purposes of this Section 5, any check that the Escrow Agent shall be required to send to any subscriber shall be sent to such subscriber by first class mail, postage prepaid, at such subscriber's address furnished to the Escrow Agent pursuant to Section 4 hereof.

     6. Notices. Any notice, instruction or other communication required or permitted to be given hereunder shall be in writing and shall be deemed delivered (a) when delivered by hand, (b) one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, or (c)four business days after it is sent by mail, registered or certified, with proper postage prepaid, return receipt requested and in the case of each of clauses (a), (b) and (c) of this Section 6 when addressed as follows:


                          If to the Company, to:

                                   Aphton Corporation
                                   80 S.W. 8th Street,
                                   Suite 2160
                                   Miami, Florida  33130-3047
                                   Attention: Philip Gevas
                                   Facsimile:  305-374-7615

                          with a copy to:

                                   White & Case LLP
                                   1155 Avenue of the Americas
                                   New York, New York  10036
                                   Attention:  Jonathan E. Kahn, Esq.
                                   Facsimile:  212-354-8113

                          if to the Placement Agent, to:

                                   Life Science Group, Inc.
                                   One Lafayette Place
                                   Greenwich, Connecticut  06870
                                   Attention:  David De Wahl
                                   Facsimile:  203-422-0601

                          with a copy to:

                                   Stroock & Stroock & Lavan LLP
                                   180 Maiden Lane
                                   New York, NY  10038
                                   Attention:  Anna T. Pinedo, Esq.
                                   Facsimile:  (212) 806-6006
                          if to the Escrow Agent, to:

                                   JPMorgan Chase Bank
                                   4 New York Plaza, 15th Floor
                                   New York, NY 10004
                                   Attention:  Trust Financial Management Group
                                   Facsimile:  (212) 623-6168


or to such other address as the person to whom notice is to be given may have previously furnished to the others in the above-referenced manner. Any party may give any notice, instruction or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, instruction or other communication shall be deemed to have been duly given unless and until it actually is received by the party to whom it is intended.

     7. Concerning the Escrow Agent. To induce the Escrow Agent to act hereunder, it is further agreed by the Company and Placement Agent that:

     (a) The Escrow Agent shall not be required to invest any funds held hereunder except as directed in this Escrow Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

     (b) This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Escrow Agreement.

     (c) The Escrow Agent shall not be liable under this Escrow Agreement, except for its own gross negligence or willful misconduct, and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Escrow Agreement. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from gross negligence or willful misconduct) in the investment or reinvestment of the Escrowed Property. The parties hereto acknowledge that the Escrow Agent's indemnification set forth in this paragraph shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement.

     (d) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder by the

Company or the Placement Agent without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume, if in good faith, that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

     (e) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in good faith and in accordance with such advice.

     (f) Any payments of income from the Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the Escrow Agent with appropriate W-9 forms for tax I.D., number certification, or non-resident alien certifications. The parties acknowledge that the provisions of this paragraph shall survive notwithstanding any termination of this Escrow Agreement or the resignation of the Escrow Agent.

     (g) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectibility of any security or other document or instrument held by or delivered to it.

     (h) The Escrow Agent shall not be called upon to advise any party as to the wisdom of selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

     (i) The Escrow Agent (and any successor escrow agent) at any time may be discharged from its duties and obligations hereunder by the delivery to it of written notice of termination signed by both the Company and the Placement Agent or at any time may resign by giving written notice to such effect to the Company and the Placement Agent not less than 60 days' prior to the date when such resignation shall take effect. Upon the effectiveness of any such termination or resignation, the Escrow Agent shall promptly deliver the Escrowed Property to any successor escrow agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction if no such successor escrow agent is agreed upon, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement except to the extent resulting from its gross negligence or willful misconduct. The termination or resignation of the Escrow Agent shall take effect on the earlier of (i)the appointment of a successor (including a court of competent jurisdiction) or (ii)the day that is: (A)30 days after the date of delivery to the Escrow Agent of the other parties' notice of termination or (B)60 days after the date of delivery to the other parties hereto of the Escrow Agent's written notice of resignation. If at the time of any termination or resignation the Escrow Agent has not received a designation of a successor escrow agent, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor Escrow Agent and shall, until such time as a successor Escrow Agent is appointed, maintain the Escrowed Property pursuant to the terms and conditions of this Escrow Agreement.

     (j) In the event of any disagreement among or between the other parties hereto and/or the subscribers of the Shares resulting in adverse claims or demands being made in connection with the Escrowed Property, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrowed Property until the Escrow Agent shall have received (i)a final and non-appealable order of a court of competent jurisdiction directing delivery of the Escrowed Property or (ii)a written agreement executed by the other parties hereto and consented to by the affected subscribers, if any, directing delivery of the Escrowed Property, in which event the Escrow Agent shall disburse the Escrowed Property in accordance with such order or agreement.

     (k) As consideration for the performance by the Escrow Agent of its duties herein described, the Company agrees to pay the Escrow Agent fees determined in accordance with the terms set forth on Exhibit E hereto (made a part of this Escrow Agreement as if herein set forth). In addition, the Company agrees to reimburse the Escrow Agent for all reasonable expenses of third parties, incurred by the Escrow Agent in performance of its duties hereunder (including reasonable fees and expenses of its outside counsel).

     (l) The other parties hereto irrevocably (i)submit to the jurisdiction of any New York State or federal court sitting in New York City in any action or proceeding arising out of or relating to this Escrow Agreement, (ii)agree that all claims with respect to such action or proceeding shall be heard and determined in such New York State or federal court and (iii)waive, to the fullest extent possible, the defense of an inconvenient forum. Each party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 6 hereof, provided that nothing in this Section 7(n) shall affect the right of any party to serve such summons, complaint or other initial pleading in any other manner permitted by law.

     (m) No printed or other matter in any language (including, without limitation, the Registration Statement, notices, reports and promotional material) which mentions the Escrow Agent's name or the rights, powers, or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless the Escrow Agent shall first have given its specific written consent thereto (which consent shall not be unreasonably withheld, conditioned or delayed). The Escrow Agent hereby consents to the use of its name and the reference to the escrow arrangement in the Registration Statement and the Placement Agency Agreement.

     (n) Anything in this Escrow Agreement to the contrary, notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) even if the Escrow Agent has been advised of the likelihood of such loss or damage or regardless of the form of action.

     (o) In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by telecopy or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on
Schedule II hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Placement Agent or the Company to identify (i) the beneficiary, (ii) the beneficiary's bank, or

(iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank designated. The parties to this Escrow Agreement acknowledge that these security procedures are commercially reasonable.

     8. Miscellaneous.

     (a) This Escrow Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, heirs, administrators and representatives, and the subscribers of the Shares and shall not be enforceable by or inure to the benefit of any other third party except as provided in paragraph (i) of Section7 hereof with respect to the termination of, or resignation by, the Escrow Agent. No party may assign any of its rights or obligations under this Escrow Agreement without the written consent of the other parties.

     (b) This Escrow Agreement shall be construed in accordance with and governed by the internal law of the State of New York (without reference to its rules as to conflicts of law).

     (c) This Escrow Agreement may only be modified by a writing signed by all of the parties hereto and consented to by the subscribers of the Shares, if any, adversely affected by such modifications. No waiver hereunder shall be effective unless in a writing signed by the party to be charged.

     (d) This Escrow Agreement shall terminate upon the payment pursuant to
Section 5 of all amounts held in the Escrow Account.

     (e) The section headings herein are for convenience only and shall not affect the construction thereof. Unless otherwise indicated, references to Sections are to Sections contained herein.

     (f) This Escrow Agreement may be executed in one or more counterparts but all such separate counterparts shall constitute but one and the same instrument; provided that, although executed in counterparts, the executed signature pages of each such counterpart may be affixed to a single copy of this Agreement which shall constitute an original.


                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the day and year first above written.


                                   APHTON CORPORATION

                                   By:
                                      --------------------------------------
                                      Name:
                                      Title:


                                   LIFE SCIENCE GROUP, INC.

                                   By:
                                      --------------------------------------
                                      Name:
                                      Title:


                                   JPMORGAN CHASE BANK

                                   By:
                                      -------------------------------------
                                      Name:
                                      Title:

                                    EXHIBIT A

                            SUMMARY OF CASH RECEIVED
                             NEW PARTICIPANT DEPOSIT

Date:                                                            List Number:
Deposit Date:                                                    Page    of
Investment Date:                                                 Approved By:
Batch Number:                                                           JOB#:

          For Bank use only

TITLE:
------------------------------------------------------------------------------------------------
                         *            *  AMOUNT OF  * TAX ID NO./ |             |  FOR BANK
   NAME                  *  DEPOSIT   *   SHARES    *  ADDRESS    | SOC.SEC. NO.*  USE ONLY
-------------------------  -----------  ------------  ------------ -------------  --------------
                         *            *             *             *             *
                         TAX CODE
                         *            *             *             *             *              *
                         EXEMPT(Y/N)
                         *            *             *             *             *              *
                         W-9(YR)NRA
                         *            *             *             *             *              *
                         1008(87)
                         *            *             *             *             *              *
------------------------------------------------------------------------------------------------
Broker    Misc.          *            *             *             * Misc. II    *  Misc. III   |
                         TAX CODE
                         *            *             *             *             *              *
                         EXEMPT(Y/N)
                         *            *             *             *             *              *
                         W-2(YR)NRS
                         *            *             *             *             *              *
                         W-8(YR)
                         *            *             *             *             *              *
                         1008(87)
                         *            *             *             *             *              *
------------------------------------------------------------------------------------------------

Broker    Misc.          *            *             *             *  Misc. II   *  Misc. III   |
                         TAX CODE
                         *            *             *             *             *              *
                         EXEMPT(Y/N)
                         *            *             *             *             *              *
                         W-2(YR)NRS
                         *            *             *             *             *              *
                         W-8(YR)
                         *            *             *             *             *              *
                         1008(87)
                         *            *             *             *             *              *
------------------------------------------------------------------------------------------------
Broker    Misc.          *            *             *             *  Misc. II   *  Misc. III   |
                         TAX CODE
                         *            *             *             *             *              *
                         EXEMPT(Y/N)
                         *            *             *             *             *              *
                         W-2(YR)NRS
                         *            *             *             *             *              *
                         W-8(YR)
                         *            *             *             *             *              *
                         1008(87)
                         *            *             *             *             *              *
------------------------------------------------------------------------------------------------
Broker    Misc.          *            *             *             *  Misc. II   *  Misc. III   |
                         *            *             *             *             *              *


                                    EXHIBIT B

                      [Form of Offering Termination Notice]



                                                               December 6, 2002

JPMorgan Chase Bank
4 New York Plaza, 15th Floor
New York, NY 10004
Attention:  Trust Financial Management Group

Dear [                  ]:

     Pursuant to Section 5(a) of the Escrow Agreement dated as of December 3, 2002 (the "Escrow Agreement") among Aphton Corporation (the "Company"), Life Science Group, Inc. and you, the Company hereby notifies you of the termination of the offering of the Shares (as that term is defined in the Escrow Agreement) and directs you to make payments to subscribers as provided for in Section 5(a) of the Escrow Agreement.


                                        Very truly yours,

                                        APHTON CORPORATION


                                        By:
                                           ------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT C

                            [Form of Closing Notice]





                                                               December 6, 2002
JPMorgan Chase Bank
4 New York Plaza, 15th Floor
New York, NY 10004
Attention:  Trust Financial Management Group

Dear [                 ]:

     Pursuant to Section 5(b) of the Escrow Agreement dated as of December 3, 2002 (the "Escrow Agreement"), among Aphton Corporation (the "Company"), Life Science Group, Inc. and you, the Company hereby certifies that, subject to its receipt of the Subscription Payments for the Shares (as that term is defined in the Escrow Agreement), the Company will sell and deliver Shares to the subscribers thereof at a closing to be held on December 6, 2002 (the "Closing Date"). The names of the subscribers concerned, the number of Shares subscribed for by each of such subscribers and the related subscription amounts are set forth on Schedule I annexed hereto.

     We hereby request that the aggregate subscription amount be paid to the Placement Agent and us as follows:

1.       To the Company, $_________;

2.       To Life Science Group, Inc., $_________; and

3.       To the Escrow Agent, $_________.

     These instructions may be executed in two counterparts, each of which shall be deemed to be an original, but both of which together shall constitute one and the same instrument.

                                   Very truly yours,

                                   APHTON CORPORATION


                                   By:
                                      -------------------------------
                                      Name:
                                      Title:


                                   LIFE SCIENCE GROUP, Inc.


                                   By:
                                      --------------------------------
                                      Name:
                                      Title:

                                   SCHEDULE I
                                   ----------


Name of                       Number of                     Subscription
Subscriber                    Shares                        Amount

                                   SCHEDULE II
                                   -----------

                     Telephone Number(s) for Call-Backs and
           Person(s) Designated to Confirm Funds Transfer Instructions
           -----------------------------------------------------------


If to Placement Agent:

     Name                                    Telephone Number
     ----                                    ----------------

1.  David De Wahl                            (203) 422-6500

2.  James Fiore                              (203) 422-6500

If to Company:

     Name                                    Telephone Number
     ----                                    ----------------

1.  Phil Gevas                                (305) 374-7336

2.  Fred Jacobs                               (305) 794-6947



Telephone call-backs shall be made to each Placement Agent and Company if joint instructions are required pursuant to this Escrow Agreement.

                                    EXHIBIT D

                    [Form of Subscription Termination Notice]




                                                               December 6, 2002

JPMorgan Chase Bank
4 New York Plaza, 15th Floor
New York, NY 10004
Attention:  Trust Financial Management Group

Dear [                 ]:

     Pursuant to Section 5(c) of the Escrow Agreement dated as of December 3, 2002 (the "Escrow Agreement") among Aphton Corporation (the "Company"), Life Science Group, Inc. and you, the Company hereby notifies you that the following subscription(s) have been rejected:


                                Amount of                          Dollar
                                Subscribed                         Amount of
Name of                         Shares                             Rejected
Subscriber                      Rejected                           Subscription
----------                      ----------                         ------------








                                        Very truly yours,

                                        APHTON CORPORATION

                                        By:
                                           -------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT E


Fee to JPMorgan Chase Bank:    $5,000 per year, without pro-ration for partial
                               years.

                               Initial fees are due upon execution of this Escrow Agreement at closing.

                                    EXHIBIT F

                           Opinion of White & Case LLP

                     [Aphton Corporation - Form of Opinion]

                                   EXHIBIT G

                Intellectual Property Opinion of White & Case LLP

                     [Form of Intellectual Property Opinion]